EXHIBIT 10.13

Sales Agreement of Anhui Xuelingxian Pharmaceutical Co., Ltd

Party A: Anhui Xuelingxian Pharmaceutical Co., Ltd
Party B: Anhui Province Suzhou City Traditional Chinese Medicine Co., Ltd.
The two parties have made the agreement that Party B acts as the agent of Party A’s products:
I.	Products:
Manyprickle Acanto-Panax Root, Hairyvein Agrimonia Herb and Bud, Radix Aconiti Kusnezoffii, Absinthin, Milkvetch Seed Semen Astragali Complanati, Golden Cypress, Spina Date Seed, Hawthorn, Hovenia Dulcis, Fructus Forsythiae, Flower of Silktree and Polygonum Multiflorum.
II.	Sales and scope:
1.	Party A agrees to authorize Party B as the distribution agent in 2009.
2.	Sales region: Anhui Province, Guangdong Province, Sichuan Provice and Chengdu Province.
III.	Term
It is from Jan 20, 2009 to Jan, 30, 2009.
IV.	Product price
Product	Specification	Unit	Settle price
Manyprickle Acanto-Panax Root	Common	Kg	12
Hairyvein Agrimonia Herb and Bud	Common	Kg	6
Radix Aconiti Kusnezoffii	Common	Kg	3.8
Absinthin	Common	Kg	18
Milkvetch Seed Semen Astragali	Common	Kg	150
Golden Cypress	Common	Kg	17
Spina Date Seed	Common	Kg	155
Hawthorn	Common	Kg	6
Hovenia Dulcis	Common	Kg	12
Fructus Forsythiae	Common	Kg	36
Flower of Silktree	Common	Kg	18
Polygonum Multiflorum	Common	Kg	11
V.	Way of payment:
The goods shall be paid first or the goods shall be paid when delivering: Party B shall pay the goods amount to Party A, and then Party A will deliver the goods within 24 hours.
VI.	Sales task and requirements
Party B shall guarantee that the monthly amount shall be above 500000 Yuan, and it shall complete 6 million Yuan annually. Otherwise, Party A will stopping supplying the goods to Party B.
VII.	Invoicing
Party A shall assume the invoice with bottom price.
VIII.	Disputes solution
Any disputes shall be solved through negotiation, if it failed, the disputes shall be submitted to the local people’s court.

IX.	Others
This agreement will take effect after signing of the legal person or authorized agent of Party A, and after taking effect, it will not be changed owing to the change of any legal person, business principal and enterprise entity; while the changing party shall issue the written instruction, to solve the connections before and after the change.

This agreement has two copies, with the two parties holding, covering the same legal effect.
See the attachment at the following.

Party A: Anhui Xuelingxian Pharmaceutical Co., Ltd
Representative: Wang Shunli
Jan. 20, 2009

Party B: Anhui Province Suzhou City Traditional Chinese Medicine Co., Ltd.
Representative: Wang Zhenping
Jan. 20, 2009